Exhibit 10.25

From the desk of

Karan A Chanana

01st April, 2009

Amira Foods (India) Limited,

54, Prakriti Marg,

M.G. Road,

New Delhi—110030

Sub: -Terms of Unsecured Loan

Dear Concerned,

This is to inform that the unsecured loan of Rs. 1,62,997.15/- (Rupees One lacs sixty two thousand nine hundred ninety seven and fifteen Paise) provided to the Company in the past shall be on the following terms and conditions with effect from 01st April, 2009:-

1.             It shall be an interest free loan.

2.             Loan shall be repayable on demand.

Kindly take note of the same.

Thanks,

/s/ Karan A. Chanana
Karan A. Chanana